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                                                                     Exhibit 4.3

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                                WARRANT AGREEMENT

                                      AMONG

                   PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP,
                   PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP,
                 BLUE CHIP CAPITAL FUND II LIMITED PARTNERSHIP,
                         MIAMI VALLEY VENTURE FUND L.P.
             WARBURG DILLON READ LLC, OHIO INNOVATION FUND I, L.P.,
               SENTRON MEDICAL INCORPORATED, ATHERSYS INVESTOR LLC
                    HOEGH INVEST, AS, NEOMED INNOVATION, ASA,

                                       AND

                                 ATHERSYS, INC.


                          DATED AS OF OCTOBER 30, 1998

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                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (this "Agreement") dated as of October 30, 1998 among ATHERSYS, INC., a Delaware corporation (the "Company"), and PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP, PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP, BLUE CHIP CAPITAL FUND II LIMITED PARTNERSHIP, MIAMI VALLEY VENTURE FUND L.P., WARBURG DILLON READ LLC, OHIO INNOVATION FUND I, L.P., ATHERSYS INVESTOR LLC, SENTRON MEDICAL INCORPORATED, HOEGH INVEST, AS, AND NEOMED INNOVATION, ASA and any investor listed on Exhibit A of the Share Purchase Agreement of even date herewith (the "Investors").

                                R E C I T A L S:
                                - - - - - - - -

         This Agreement is entered into in connection with that certain Share Purchase Agreement (the "Share Purchase Agreement"), dated concurrently herewith among the Company and the Investors pursuant to which the Company will be issuing and the Investors will be purchasing shares of Class C Convertible Preferred Stock, $.01 par value per share (the "Class C Preferred"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Share Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged and the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANTS: FORM OF WARRANTS.

                  (a) The Company hereby agrees to issue to the Investors, on the Closing Date, warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") as set forth on EXHIBIT "A" hereto.

                  (b) The text of the Warrants and of the form of election to purchase Common Stock underlying the Warrants (the "Warrant Stock") to be set forth on the reverse thereof shall be substantially as set forth in the Warrant Certificate ("Warrant Certificate"), attached as EXHIBIT "B" to this Agreement. Each Warrant Certificate shall be executed on behalf of the Company by the President or Vice President of the Company and attested by the Secretary or an Assistant Secretary of the Company.

                  (c) Warrant Certificates shall be dated as of the date of the execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer as may be permitted hereunder.

         2. REGISTRATION. The Warrant Certificates shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued at the Closing. The Company shall be entitled to treat the registered holder of any Warrant Certificate on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate, or the Warrants represented thereby, on the part of any other person, and shall not be liable for any registration or transfer of
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Warrant Certificates which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that the Company's participation therein amounts to bad faith.

         3. TRANSFER OF WARRANT CERTIFICATE. The Warrant Certificate shall be transferable only on the Warrant Register upon delivery of the Warrant Certificate duly endorsed by the Holder or by its duly authorized attorney or representative (with evidence reasonably satisfactory to the Company of such authorization), or accompanied by evidence reasonably satisfactory to the Company of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate(s) to the person(s) entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrant Certificates to be transferred on the Warrant Register to any person, unless the Holder of such Warrants shall furnish to the Company evidence satisfactory to the Company of compliance with the registration provisions of Section 5 of the Securities Act of 1933, as amended (the "Act"), or the availability of an exemption from compliance with the registration provisions of Section 5 of the Act.

         4. TERM OF WARRANTS; EXERCISE OF WARRANTS.

                  (a) Each Warrant entitles the registered owner thereof to purchase the number of shares of Warrant Stock as set forth on Exhibit A hereto, subject to adjustment pursuant to the provisions of Section 8 of this Agreement, at any time from the issuance of the Warrant through and including 5:00 p.m. Cleveland, Ohio local time of the earlier to occur of (i) one year after the closing date of a Public Offering (an "IPO") (as hereinafter defined), (ii) dissolution, liquidation or winding up of the affairs of the Company ("Liquidation"), (iii) the sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property, assets or stock (whether by merger, consolidation or sale) of the Company (a "Sale"), or (iv) October 30, 2008 (the "Expiration Date"), at an initial purchase price per share of Warrant Stock of Thirteen Thousand Dollars ($13,000.00), subject to adjustment pursuant to the provisions of Section 8 of this Agreement (the "Warrant Price"). For purposes of this Agreement, "Public Offering" shall mean the sale by the Company of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. Notwithstanding anything herein to the contrary, the Holder of the Warrant must sell, transfer or exercise the Warrant on or before the Expiration Date or else it will terminate in accordance with its terms as of the close of business on the Expiration Date.

                  (b) The Warrant Price and the number of shares of Warrant Stock are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Warrant Stock specified in such Holder's Warrant Certificate(s) (as adjusted from time to time in accordance with the provisions of Section 8 of this Agreement), upon surrender of such Warrant Certificate(s) to the Company or its duly authorized agent, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of
         Section 8 of this Agreement, for the number of shares of Warrant Stock in respect of which such Warrants are then exercised. The date of exercise (the "Exercise Date") of any Warrant shall be deemed to be the date of


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         receipt by the Company of the Warrant Certificate duly filled in and signed and accompanied by proper payment as hereinafter provided. Payment of the Warrant Price shall be made as set forth in the Warrant Certificate.

                  (c) Exercise Procedure: This Warrant shall be deemed to have been exercised when the Company has received all of the following items:

                           (i) a completed Exercise Notice, attached as EXHIBIT
                  "C" hereto, executed by the Holder;

                           (ii) this Warrant;

                           (iii) either (A) a check payable to the Company in an
                  amount equal to the product of the Warrant Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Warrant Price"), (B) the surrender to the Company of debt or equity securities of the Company having a Current Market Price equal to the Aggregate Warrant Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Current Market Price of any note or other debt security shall be deemed to be equal to the aggregate outstanding principal amount thereof plus all accrued and unpaid interest thereon) or (C) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Current Market Price of the Common Stock is equal to the Aggregate Warrant Price (and such withheld shares shall no longer be issuable under this Warrant).

                  (d) Subject to Section 5 of this Agreement, upon such exercise of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch (but in any event within two (2) business days) to or (subject to the provisions of Section 3 of this Agreement) upon the written order of the Holder, a certificate for the number of full shares of Warrant Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 of this Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such exercise prior to a Public Offering. Except under circumstances described in the following sentence, the shares of Warrant Stock purchased pursuant to the immediately preceding sentence shall be deemed to be issued to the Holder as the record owner of such shares as of 5:00 p.m. Cleveland, Ohio local time on the Exercise Date. The right of purchase represented by the Warrants shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares of Warrant Stock purchasable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrants shall be issued.

         5. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Stock upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any permitted transfer involved in the issue or delivery of any Warrant Certificates or Warrant Stock in a name other than that of the registered Holder of such Warrants.


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         6. MUTILATED OR MISSING WARRANTS. Upon (i) receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, (ii) if requested by the Company, the posting of a bond in an amount equal to the value of the lost, stolen or destroyed Warrant Certificate, (iii) reimbursement to the Company of all reasonable expenses incident thereto, and (iv) surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver in lieu of such Warrant Certificate a new Warrant Certificate of like tenor and representing an equivalent right or interest. The term "outstanding" when used herein with reference to the Warrant Certificate as of any particular time shall not include any Warrant Certificate in lieu of which a new Warrant Certificate has been made and delivered by the Company in accordance with the provisions hereof.

         7. RESERVATION OF WARRANT STOCK.

                  (a) The Company represents that there has been reserved out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the right of purchase represented by the Warrant Certificates as initially issued, and the Company, which currently acts as the transfer agent for its Common Stock ("Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants are hereby irrevocably authorized and directed at all times until the Expiration Date or earlier termination of this Agreement to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. The Company will supply any such subsequent Transfer Agent with duly executed stock certificates for issuance on exercise of Warrants and will itself provide or otherwise make available any cash which may be required by Section 11 of this Agreement. The Company will furnish to any such subsequent Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 10 of this Agreement. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be canceled.

                  (b) The Company covenants that it shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon exercise of the Warrants; and that, if any shares of Common Stock required to be reserved for purposes of exercising the Warrants hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise of the Warrants, the Company shall, in good faith and as expeditiously as possible, secure such registration or approval, as the case may be. The Company covenants that all shares of Common Stock which shall be issued upon exercise of the Warrants shall upon issue and payment therefor be validly issued, fully paid and nonassessable.

         8. ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF SHARES OF WARRANT STOCK. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined, but only as to Warrants outstanding at the time of such adjustment. Upon each adjustment of the Warrant Price pursuant to the provisions of Section 8(c), the Holder of such Warrant shall thereafter, prior to the Expiration Date thereof, be entitled to purchase at the Warrant Price resulting from such adjustment, the number of shares of Warrant Stock obtained by multiplying the Warrant Price in


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effect immediately prior to such adjustment by the number of shares of Warrant
Stock issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. The number of shares of Warrant Stock or the Warrant Price, as the case may be, shall be subject to adjustment as follows:

                  (a) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time after the date of the issuance of the Warrants effect a subdivision or combination of any outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision or combination shall be proportionately adjusted by multiplying the then effective Warrant Price by a fraction, (i) the numerator of which shall be the number of Common Shares issued and outstanding immediately prior to such subdivision or combination, and
         (ii) the denominator of which shall be the number of Common Stock issued and outstanding immediately after such subdivision or combination. The number of Common Stock outstanding at any time shall, for the purposes of this Section 8(a), include the number of Common Shares into which any convertible securities of the Company may be converted, or for which any warrant, option or rights of the Company may be exchanged. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the exercise of the Warrants shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 8), then and in each such event the holder of each Warrant shall have the right thereafter to exercise and convert each such Warrant, after payment of the Warrant Price, into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of Common Stock into which such Warrants could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (c) In the event that the Company shall issue or be deemed to have issued any Common Stock other than Excluded Shares (as hereinafter defined) ("Additional Common Stock") without consideration or for a consideration per share less than Eleven Thousand Dollars ($11,000), and a Holder of Warrants shall have participated pro-rata with respect to its Shares of Class C Preferred in such financing (the "Participating Holder"), the Warrant Price in effect immediately prior to each such issuance for the Participating Holder's Warrant shall be reduced to the lowest price per share at which such Additional Common Shares shall have been issued.

                  (d) For the purposes of any adjustment of the Warrant Price pursuant to paragraph (c) above, the following provisions shall be applicable:

                           (x) CASH. In the case of the issuance of shares of
                  Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such shares of Common Stock before deducting therefrom any discounts, commission, taxes or other expenses


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                  allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof; and

                           (y) CONSIDERATION OTHER THAN CASH. In the case of the
                  issuance of shares of Common Stock (other than upon the conversion of shares of capital stock or other securities of the Company) for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive to the extent reasonable), irrespective of any accounting treatment provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined below) of the Common Stock being issued as of the date the Board of Directors authorizes the issuance of such Common Stock; and

                           (z) OPTIONS AND CONVERTIBLE SECURITIES. In the case
                  of the issuance of (i) options, warrants or other rights to purchase or acquire shares of Common Stock (whether or not at the time exercisable) other than Excluded Shares, (ii) securities by their terms convertible into or exchangeable for shares of Common Stock (whether or not at the time so convertible or exchangeable), or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1) the aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire shares of Common Stock shall be deemed to have been issued at the time such options, warrants or other rights become exercisable for a consideration equal to the consideration (determined in the manner provided in clauses (x) and (y) above), if any, received by the Company upon the issuance of such options, warrants or other rights plus the minimum purchase price provided in such options, warrants or other rights for the shares of Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities or such options, warrants or other rights are first issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or other rights (excluding any cash received on account of accrued interest or accumulated dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any options, warrants or other rights (the consideration in each case to be determined in the manner provided in clauses (x) and (y) above);



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                                    (3) on any change in the number of shares of
                           Common Stock deliverable upon exercise of any such options, warrants or other rights which have become exercisable or conversion of or exchange of such convertible or exchangeable securities which have become convertible or exchangeable, or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including but not limited to, a change resulting from any subdivision, split-up combination or reclassification thereof, the Warrant Price as then in effect shall forthwith be readjusted to such Warrant Price as would have been obtained had such adjustment been made upon such options, warrants or other rights; provided, however, no adjustment shall be made with respect to such options, warrants or other rights exercised prior to such change, or securities converted or exchanged prior to such change;

                                    (4) on the expiration or cancellation of any
                           such options, warrants or other rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Warrant Price shall have been adjusted upon such securities being issued or becoming exercisable, convertible or exchangeable, such Warrant Price shall forthwith be readjusted to such Warrant Price as would have been obtained had an adjustment been made on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or other rights, or upon the conversion or exchange of such securities; and

                                    (5) if the Warrant Price shall have been
                           adjusted when such options, warrants or other rights were first issued or such convertible or exchangeable securities were first issued, no further adjustment of the Warrant Price shall be made for the actual issuance of shares of Common Stock upon the exercise, conversion or exchange thereof.

                  (e) "Excluded Shares" shall mean Common Stock issued or reserved for issuance by the Company: (i) as a stock dividend payable in Common Stock; (ii) upon any subdivision or split-up of the outstanding Common Stock; (iii) to employees, consultants, officers and directors of the Company designated from time to time by the Board of Directors pursuant to a stock option plan, but not exceeding Nine Hundred Thirty (930) Common Stock in the aggregate (adjusted for any stock dividend payable in Common Stock, upon any subdivision, split-up, combination or reclassification of Common Stock, occurring after the date hereof) or such higher number of Common Stock as may be designated by the vote or written consent of at least seventy-five percent (75%) of the Class C Preferred; (iv) pursuant to the terms of any acquisition by the Company of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other management interest of any Person in a transaction expressly approved in advance by at least seventy-five percent (75%) of the Class C Preferred; (v) upon conversion of Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred or any other class of convertible preferred stock; (vi) Class C Preferred issued to investors for an aggregate purchase price not to exceed Five Million Dollars ($5,000,000) within 60 days of the date hereof; and (vii) 29.9 Shares of Common Stock issuable to Michael Gallo upon exercise of a warrant.


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                  (f) "Current Market Price" shall mean the price per share of
         Common Stock determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for thirty (30) consecutive business days immediately ending no more than fifteen (15 ) business days before the day in question (as adjusted for any stock dividend, split, combination, reclassification, reorganization or similar transaction that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way, or, in case no such reported sales take place on any such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or through a similar organization if NASDAQ is no longer reporting such information; provided, that if the Common Stock is not traded in such a manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors (whose determination shall be conclusive), irrespective of any accounting treatment; provided, that, if within fifteen (15) days of receiving notice of an event under paragraph 8(c) requiring the calculation of the Current Market Price, a Holder of at least ten percent (10%) of the currently outstanding Warrants requests the appointment of an independent appraiser, the Board of Directors shall, within ten (10) days of such request, appoint as an independent appraiser a nationally-known independent public accounting firm or investment bank and the Board of Directors shall direct such independent appraiser to conduct an appraisal and make a report on the Current Market Price of a Common Share within thirty (30) days of its appointment. The determination of Current Market Price by such independent appraiser shall be final and binding upon the Corporation and the holders of Warrants. The costs of such independent appraiser shall be paid by the Corporation. Any independent appraiser so utilized shall agree to treat all information supplied by the Corporation in a confidential manner.

                  (g) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 8 shall be made to the nearest tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

                  (h) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance of Common Stock for the purposes of this Section 8.

         9. RIGHTS TO PURCHASE OTHER SECURITIES. If any of the following shall occur:

                  (a) any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing or surviving Company and which does not result in any reclassification of, or change (other than as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or


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                  (b) any sale or transfer to another corporation or entity of all or substantially all of the assets of the Company;

then, and in either such case, the Holder of each Warrant then outstanding shall have the right to purchase the kind and amount of shares of stock and/or other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale, or transfer. The provisions of this Section 9 shall similarly apply to successive consolidations, mergers, sales or transfers.

         10. NOTICE OF ADJUSTMENT. Whenever the number of shares of Warrant Stock purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Stock is adjusted or reduced, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder (a) a notice of any reduction on or before the day the reduction takes effect, which shall state the reduced Warrant Price and the period during which it will be in effect and/or; (b) a certificate setting forth the number of shares of Warrant Stock purchasable upon the exercise of each Warrant and the Warrant Price on such Warrant Stock after an adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         11. ELIMINATION OF FRACTIONS. After a Public Offering, the Company shall not be required to issue certificates representing fractional shares of Common Stock upon any exercise of Warrants, but will make a payment in cash, in lieu of issuing such fractional shares, based on the Current Market Price per share at the time.

         12. TRANSFER OF WARRANT; STOCKHOLDERS' AGREEMENT. No holder of the Warrants shall transfer, issue, or reissue any portion of the Warrant to any person who does not execute a supplemental agreement, agreeing to comply with all of the terms and conditions stated in the Stockholders' Agreement between the Company and its stockholders dated March 19, 1996, as amended (the "Stockholders' Agreement"), but whether or not such agreement is executed, such person in any event shall be bound by and shall perform the obligations imposed on all stockholders thereunder.

         13. CERTIFICATES TO BEAR LEGENDS.

                  (a) The Warrant Certificates and certificates representing shares of Warrant Stock shall be subject to a stop-transfer order and each such certificate shall bear the following legends by which each Holder shall be bound until such securities have been sold pursuant to Rule 144 or in a transaction registered under the Securities Act:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES HAVE BEEN ISSUED UNDER AND ARE

                  GOVERNED BY AND ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT DATED OCTOBER 30, 1998 (THE "WARRANT AGREEMENT"). A COPY OF THE WARRANT AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

                  (b) The Warrant Stock shall be subject to certain restrictions on transfer as provided in the Stockholders' Agreement. Each certificate representing shares of Warrant Stock of the Company shall, so long as such shares are subject to such agreement, be stamped with a legend in substantially the following form:

                  THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THE WITHIN CERTIFICATE IS RESTRICTED UNDER THE TERMS OF AN AGREEMENT DATED MARCH 19, 1996, AS AMENDED, AMONG THE CORPORATION AND ITS STOCKHOLDERS, A COPY OF WHICH AGREEMENT WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT BY THE CORPORATION OF WRITTEN REQUEST THEREFOR.

         14. NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or on any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the exercise of the Warrants any of the following events shall occur:

                  (a) the Company shall declare any dividend or other distribution payable in any securities or other property upon its shares of Common Stock to the holders of its shares of Common Stock; or

                  (b) the Company shall offer to all of the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                  (c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of its assets to, another corporation; or

                  (d) there shall be a voluntary dissolution, liquidation, bankruptcy, reorganization, arrangement, assignment for the benefit of creditors, or winding up of the Company; or

                  (e) there shall be filed against the Company a petition for an involuntary dissolution, liquidation, bankruptcy or reorganization of the Company;

then in any one or more of said events the Company shall give notice in writing of such event to the Holders as provided in Section 17 of this Agreement at least twenty (20) days prior to the occurrence of such event or, if the event requires the setting of a record date, then twenty (20) days prior to such record date (except for Section 14(e) of which the Company shall give notice within five days after the occurrence of any such event).

         15. INVESTMENT INTENT. The Warrants to be purchased pursuant to this Agreement are being purchased for each Investors' own accounts (or on behalf of managed accounts who are purchasing for their own accounts) and with no intention of distributing the Warrants in violation of securities laws. Each Holder understands that neither the Warrants nor the Common Stock have been registered under the Act or any applicable state securities laws and that neither the Warrants nor the Common Stock can be sold, transferred or otherwise disposed of without registration under the Act and applicable state securities laws, unless it has been established to the satisfaction of the Company that they may be sold, transferred or otherwise disposed of without such registration.

         16. VALUE OF WARRANT. The value of the Warrants in the event of a Liquidation or Sale shall be the difference between the value of the underlying Common Stock upon the closing of such Liquidation or Sale and the Warrant Price of the Warrant.

         17. NOTICES. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if delivered personally or sent by telecopier or by certified mail, addressed to the President of the Company at the Company's principal executive offices at 11000 Cedar Avenue, Suite 210, Cleveland, OH 44106, Attn: Gil Van Bokkelen (unless notice has been given of a change of such address), and shall be effective three (3) days after having been mailed or upon receipt if delivered personally or sent by telecopier, with receipt confirmed by the office of the President. Notices or demands authorized by this Agreement to be given or made to the Holder of any Warrant Certificate shall be sufficiently given or made if delivered personally or sent by certified mail or by telecopier, addressed to such Holder at the address of such Holder as shown on the Warrant Register, and shall be effective three (3) days after having been mailed or upon receipt if delivered personally or sent by telecopier, with receipt confirmed.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

         19. SUPPLEMENTS AMENDMENTS AND WAIVERS. Any supplement or amendment to, or any waiver of any provision of, this Agreement shall be effective when consented to in writing by the

Holders of seventy-five percent (75%) of the Warrants then outstanding (determined as though there were one Warrant for each share of Common Stock issuable on the exercise of the then outstanding Warrants) and by the Company. The Company and seventy-five percent (75%) of the Holders may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holders may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interest of the Holders.

         20. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day, month and year first above written.

                                           ATHERSYS, INC.


                                           By:      /s/ Gil Van Bokkelen
                                                    ----------------------------
                                           Title:   President and CEO

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

OHIO INNOVATION FUND I, L.P.


By:                /s/ Timothy G. Biro
                  ------------------------------
Title:             Managing Partner
                  ------------------------------

Name:
                  ------------------------------
Title:
                  ------------------------------
Address:          ------------------------------
                  ------------------------------
                  ------------------------------

Telephone No.:             ---------------------
Telecopier No.:            ---------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

BLUE CHIP CAPITAL FUND II LIMITED PARTNERSHIP

By:               Blue Chip Venture Company, Ltd.

By:               /s/ John C. McIlwraith
                  ------------------------------------
                  Name:  John C. McIlwraith
                         -----------------------------
                  Title: Manager

Name:             John C. McIlwraith
                  ------------------------------------
Title:            Manager
                  ------------------------------------
Address:          2000 PNC Center
                  ------------------------------------
                  201 E. 5th Street
                  ------------------------------------
                  Cincinnati, OH 45202
                  ------------------------------------

Telephone No.:             (513) 723-2300
                           --------------------
Telecopier No.:            (513) 723-2306
                           --------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

MIAMI VALLEY VENTURE FUND L.P.

By:               Blue Chip Venture Company of Dayton, Ltd.

By:               /s/ John C. McIlwraith
                  ------------------------------------
                  Name:  John C. McIlwraith
                  ------------------------------------
                  Title: Manager
                  ------------------------------------

Name:             John C. McIlwraith
                  ------------------------------------
Title:            Manager
                  ------------------------------------
Address:          2000 PNC Center
                  ------------------------------------
                  201 E. 5th Street
                  ------------------------------------
                  Cincinnati, OH 45202
                  ------------------------------------

Telephone No.:             (513) 723-2300
                           --------------------
Telecopier No.:            (513) 723-2306
                           --------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

PRIMUS CAPITAL FUND IV LIMITED PARTNERSHIP

By:      Primus Venture Partners IV Limited Partnership, its general partner

By:      Primus Venture Partners IV, Inc., its general partner


By:               /s/ William Mulligan
                  ------------------------------
Title:            EVP
                  ------------------------------

Name:             ------------------------------
Title:            ------------------------------
Address:          ------------------------------
                  ------------------------------
                  ------------------------------

Telephone No.:             ------------------
Telecopier No.:            ------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

PRIMUS EXECUTIVE FUND LIMITED PARTNERSHIP

By:      Primus Venture Partners IV Limited Partnership, its general partner

By:      Primus Venture Partners IV, Inc., its general partner

By:           /s/ William Mulligan
              ------------------------------
Title:        EVP
              ------------------------------

Name:         ------------------------------
Title:        ------------------------------
Address:      ------------------------------
              ------------------------------
              ------------------------------

Telephone No.:         ---------------------
Telecopier No.:        ---------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

SENTRON MEDICAL INCORPORATED


By:           /s/ Vincent M. Paglino
              ---------------------------------
Title:        Vice President
              ---------------------------------

Name:         Vincent M. Paglino
              ---------------------------------
Title:        Vice President
              ---------------------------------
Address:      4445 Lake Forest Drive
              ---------------------------------
              Suite 600
              ---------------------------------
              Cincinnati, OH 45242
              ---------------------------------

Telephone No.:             (513) 563-3240
                           --------------------
Telecopier No.:            (513) 563-3261 (fax)
                           --------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

WARBURG DILLON READ LLC


By:           /s/ Kipp K. Schrage
              ------------------------------
Title:        Managing Director Equities
              ------------------------------

Name:         ------------------------------
Title:        ------------------------------
Address:      ------------------------------
              ------------------------------
              ------------------------------

By:           /s/ Raymond Yee
              ------------------------------
Title:        Executive Director Equities
              ------------------------------

Name:         ------------------------------
Title:        ------------------------------
Address:      ------------------------------
              ------------------------------
              ------------------------------

Telephone No.:         ---------------------
Telecopier No.:        ---------------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

NEOMED INNOVATION, ASA


By:           /s/ Fredrik C. Schreuder           /s/ Carl Chr. Gilhuus-Moe, Ph.D
              -----------------------------      General Partner
Title:        General Partner
              -----------------------------

Name:         Fredrik C. Schreuder
              -----------------------------
Title:        General Partner
              -----------------------------
Address:      Parkveien 55
              -----------------------------
              N-0256 Oslo
              -----------------------------
              Norway
              -----------------------------

Telephone No.:             47-22545940
                           ----------------
Telecopier No.:            47-22545941
                           ----------------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

HOEGH INVEST, AS


By:           /s/ Carl Preben Hoegh
              ------------------------
Title:        Chairman
              ------------------------


Name:              Carl Preben Hoegh
              ------------------------
Title:        ------------------------
Address:      Parkveien 55
              ------------------------
              0256 Oslo
              ------------------------
              Norway
              ------------------------

Telephone No.:             47-22122800
                           -----------
Telecopier No.:            47-22552276
                           -----------

                    WARRANT PURCHASE AGREEMENT SIGNATURE PAGE

Accepted and agreed as of
the date first above written:

ATHERSYS INVESTOR LLC


By:           /s/ Jud Martin
              -------------------------
Title:        Manager
              -------------------------

Name:         Jud Martin
              -------------------------
Title:        Manager
              -------------------------
Address:      329 W 40
              -------------------------
              Scottsfield, NE 64361
              -------------------------

Telephone No.:             308-635-3911
                           ------------
Telecopier No.:            308-635-3130
                           ------------